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                                                                    EXHIBIT 10.3




                                   OPTION AGREEMENT



                                       between



                                    GERRIT VAN URK



                                         and



                                    ALBERT VAN URK



                                         and



                                     GUY REDFORD



                                         and



                              TECHNOR INTERNATIONAL INC.



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1      DEFINITIONS

       In this agreement, unless the context indicates otherwise, the words and expressions set out below shall have the meanings assigned to them and cognate expressions shall have a corresponding meaning, namely:

       1.1     "the/this Agreement" means this option agreement;

       1.2 "Business Day" means any day other than a Saturday, Sunday or public holiday in the RSA, within the meaning of the Public Holidays Act, 1994 of the RSA;

       1.3 "GR" means Guy Redford in his personal capacity and as agent for the remaining Shareholders in terms of 4.1,4.2 and 5.1;

       1.4 "Licence Agreement" means the licence agreement entered into between Wasp (as licensor) and Technor (as licencee) pursuant to which Wasp granted to Technor a non-transferable, non-assignable and exclusive licence to distribute, market and sell certain GSM technologies or products owned or developed by Wasp and more fully described under the definition of "WGT" in 1.18 of that agreement or as amended or supplemented from time to time;

       1.5 "RSA" means the Republic of South Africa, being the nine provinces identified in section 103 of the Constitution of the Republic of South Africa, 1996;

       1.6     "Shareholders" means Gerrit van Urk, Albert van Urk and Guy
               Redford;

       1.7 "Shares" means all the ordinary par value shares of R1,00 each in the issued share capital of Wasp,

       1.8 "Technor" means Technor International Inc, a corporation incorporated in Nevada, United States of America with its registered office at Satraangsvagen 88, S-18237 Danderyd, Sweden;

       1.9 "Wasp" means Wasp International (Pty) Ltd, Reg No 93/00271/07, a private company with limited liability incorporated under the laws of the RSA.


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2      PREAMBLE

       It is recorded for the purpose of elucidating the operative provisions of this Agreement, that it is being entered into in the following circumstances:

       2.1     Wasp and Technor have entered into the Licence Agreement;

       2.2 Technor wishes to obtain the right and option to acquire the equity of Wasp in order to secure further technologies which may be developed by Wasp in the future;

       2.3 the Shareholders have agreed to grant the right and option to Technor to acquire 100% of the Shares in two tranches and Technor has agreed to acquire such options on the terms and conditions set out in this Agreement.


3      OPTION

       3.1 The Shareholders hereby irrevocably grant to Technor the non-transferable and non-assignable right and option to acquire 100% of the Shares from them in the following tranches:

               3.1.1 25% of the Shares, by notifying on or before 7 June 1998 ("the First Option");

               3.1.2 75% of the Shares, by notifying on or before 30 June 1999 ("the Second Option");

       3.2 The purchase price due and payable by Technor to the Shareholders on exercise of the First Option shall be the aggregate of US$500,000,00 plus 200,000 shares of common stock of Technor, at par value of US$0,01 per share.

       3.3 The purchase price due and payable by Technor to the Shareholders on exercise of the Second Option shall be the aggregate of US$3,000,000,00 and shares of common stock of Technor, par value US$0,01 per share to the value of US$12,000,000,00 as at the date of their allotment and issue, based on the then average closing price of the 10 preceding days as quoted on the NASDAQ Stock Exchange or other inter dealer quotation system upon which Technor may be listed at such time.


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       3.4     The Shareholders acknowledge and agree that all shares of common stock of Technor, par value US$0,01 per share, to be allotted and issued to them pursuant to the exercise of the First Option or the Second Option, as the case may be, have not been registered under the USA Securities Act of 1933 and applicable USA State and Securities laws, as amended and may not be sold or transferred except pursuant to registration under the USA Securities Act of 1933 or any exemption from such registration.


4      PERIOD OF THE OPTIONS

       4.1 The First Option shall be exercisable by the giving of written notice by Technor to GR on behalf of all the Shareholders at his chosen DOMICILIUM in terms of 10.1.3, which notice Technor shall be entitled to give at any time up to and including close of business on 7 June 1998;

       4.2 The Second Option shall be exercisable by the giving of 14 days' written notice by Technor to GR on behalf all of the Shareholders at his chosen DOMICILIUM in terms 10.1.3, which notice Technor shall be entitled to give at any time up to and including close of business on 30 June 1999.

       4.3 If notice to exercise the First Option is not received on or before the 7 June 1998 both the First Option and Second Option shall lapse automatically.


5      EXERCISE OF THE OPTIONS

       5.1 On receipt by GR on behalf all of the Shareholders of the notice of exercise of either the First Option or the Second Option or both, the Shareholders shall within 14 days and against payment of the balance of the purchase consideration due and payable for the Shares to be acquired, to :

               5.1.1 furnish to Technor the share certificates together with share transfer forms (duly executed on behalf of the Shareholders but with the name of the transferee left blank) in respect of the Shares to which the First Option or the Second Option applies, as the case may be;


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               5.1.2  a copy of a resolution of the board of directors of Wasp recognising and agreeing to be bound by the registration of transfer of the Shares to be acquired in terms of the First Option or the Second Option, as the case may be, as well as the appointment of Technor's representatives on the board of directors of Wasp on the basis set out in 7.


6      OPTION MONIES

       As option monies for the granting of the First Option and the Second Option by the Shareholders to Technor in terms of this Agreement, Technor undertakes forthwith upon signature of this Agreement to allot and issue to the Shareholders as fully paid up, 1 350 000 shares of common stock of Technor, par value US$0,01 per share, subject to such additional terms and conditions set forth on the certificates representing the shares concerned. The Shareholders agree that the representations contained in 3.4 shall also apply to such shares of common stock of Technor, par value US$0,01.


7      DIRECTORS

       7.1 Technor shall be entitled, on exercise of the First Option, to appoint a single representative on the board of directors of Wasp, with the right to appoint an alternate director. The Shareholders agree to accept such nominee.

       7.2 In addition, Technor shall be entitled to appoint 100% in number of the directors on the board of Wasp on exercise of the Second Option.


8      UNDERTAKINGS AND WARRANTIES

       8.1 The Shareholders undertake not to allot and issue, or cause or consent to be issued any further Shares between the date of signature of this Agreement and the last date for exercise of the Second Option without the prior written consent of Technor. If Technor consents to any such further allotment and issue of Shares, then the number of Shares in respect of which the First Option or the Second Option, as the case may be, will apply will increase correspondingly so as to ensure that the percentage of shares to which Technor would be entitled on the exercise of the options concerned would remain unaltered.


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       8.2     The Shareholders warrant that they have agreements in place which upon exercise and implementation, will render them able, on the exercise of the First Option or the Second Option by Technor, as the case may be to deliver the relevant percentage of Shares to Technor in terms of this Agreement;


9      CONFIDENTIALITY

       This Agreement and the entire content thereof is confidential to the parties and may not be disclosed save for as may be required under applicable law for the enforcement of the Agreement or part thereof or otherwise as agreed to in writing by both parties.


10     DOMICILIUM CITANDI ET EXECUTANDI

       10.1 Each party chooses the address set out opposite its name below as its DOMICILIUM CITANDI ET EXECUTANDI at which all notices, legal processes and other communications must be delivered for the purposes of this agreement:

               10.1.1 Gerrit van Urk:        Lower Ground Floor
                                             Lake Side Place
                                             1 Ernst Oppenheimer Drive
                                             Bruma Lake
                                             Johannesburg
                                             2198
                                             Gauteng
                                             South Africa

                                             Telefax Number :(011) 622-8973


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               10.1.2 Albert van Urk:        Lower Ground Floor
                                             Lake Side Place
                                             1 Ernst Oppenheimer Drive
                                             Bruma Lake
                                             Johannesburg
                                             2198
                                             Gauteng
                                             South Africa

                                             Telefax Number :(011) 622-8973

               10.1.3 Guy Redford:           Lower Ground Floor
                                             Lake Side Place
                                             1 Ernst Oppenheimer Drive
                                             Bruma Lake
                                             Johannesburg
                                             2198
                                             Gauteng
                                             South Africa

                                             Telefax Number :(011) 622-8973

               10.1.4 Technor :              Satraangsvagen 88,
                                             S-18237 Danderyd,
                                             Sweden

                                             Telefax Number: (08) 455-90005

       10.2 Any notice or communication required or permitted to be given in terms of this agreement shall be valid and effective only if in writing, but it shall be competent to give notice by telefax.

       10.3 Any party may by written notice to the other parties change its chosen address to another physical address and/or its chosen telefax number to another telefax number, provided that the change shall become effective on the fourteenth day after the receipt of the notice by the addressee.

               10.3.1 Any notice to a party contained in a correctly addressed envelope and -

               10.3.2 sent by prepaid registered post to it at its chosen address; or


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               10.3.3 delivered by hand to a responsible person during ordinary business hours at its chosen address, shall be deemed to have been received, in the case of 10.3.1, on the seventh Business Day after posting (unless the contrary is proved) and, in the case of 10.3.3, on the day of delivery.

       10.4 Any notice by telefax to a party at its telefax number shall be deemed, unless the contrary is proved, to have been received within 2 hours of transmission where it is transmitted during normal business hours or within 2 hours of the opening of business on the first Business Day after it is transmitted where it is transmitted outside those business hours.


11     GENERAL

       11.1 This Agreement shall be governed by the law of the RSA in all respects. The parties hereby consent and submit to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of the RSA for and in connection with any action which may be instituted in connection with the terms and provisions of this Agreement.

       11.2 This document contains the entire agreement between the parties as to the subject matter hereof.

       11.3 No party shall have any claim or right of action arising from any undertaking, representation or warranty not included in this Agreement.

       11.4 No failure by a party to enforce any provision of this Agreement shall constitute a waiver of such provision or affect in any way a party's right to require performance of any such provision at any time in the future, nor shall the waiver of any subsequent breach nullify the effectiveness of the provision itself.

       11.5 No agreement to vary, add to or cancel this Agreement shall be of any force or effect unless reduced to writing and signed on behalf of this parties to this Agreement.

       11.6 No party may cede any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties to this Agreement.


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       11.7    Each party warrants that it is acting as a principal and not as an agent for an undisclosed principal.

       11.8 All stamp duty payable in connection with a transfer of the Shares from the Shareholders to Technor, shall be for Technor's account.


SIGNED at                                    on                  1998


                                             ------------------------------
                                             GERRIT VAN URK


SIGNED at                                    on                  1998


                                             ------------------------------
                                             ALBERT VAN URK


SIGNED at                                    on                  1998


                                             ------------------------------
                                             GUY REDFORD


SIGNED at                                    on                  1998



                                             For: WASP INTERNATIONAL (Pty) Ltd.


                                             ------------------------------
                                             Signatory:
                                             Capacity:  Duly Authorized


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SIGNED at                                    on                  1998



                                             For: TECHNOR INTERNATIONAL INC.


                                             ------------------------------
                                             Signatory:
                                             Capacity:  Duly Authorized

















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